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As filed with the Securities and Exchange Commission on September 21, 2004

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Science Applications International Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	95-3630868
State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
10260 CAMPUS POINT DRIVE SAN DIEGO, CALIFORNIA 92121 (858) 826-6000 (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Science Applications International Corporation 401(k) Profit Sharing Plan
(formerly known as Cash or Deferred Arrangement)
Employee Stock Retirement Plan
Restated 1984 Bonus Compensation Plan
Stock Compensation Plan and Management Stock Compensation Plan
Key Executive Stock Deferral Plan
2004 Employee Stock Purchase Plan
1999 Stock Incentive Plan
AMSEC Employees 401(k) Profit Sharing Plan
Telcordia Technologies 401(k) Savings Plan
(Full title of the plans)

COPY TO:

DOUGLAS E. SCOTT, ESQ.
Senior Vice President, General Counsel and Secretary
Science Applications International Corporation
10260 Campus Point Drive
San Diego, California 92121
(858) 826-6000
(name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock, par value $.01 per share	2,936,644 shs	$37.31	$109,566,188	$13,883

(1)
Includes 193 shares under the 2004 Employee Stock Purchase Plan; 408,390 shares under the Restated 1984 Bonus Compensation Plan; 1,627,151 shares under the Employee Stock Retirement Plan; 437,880 shares under the Stock Compensation Plan and Management Stock Compensation Plan; and 463,030 shares under the Key Executive Stock Deferral Plan. This registration statement shall also cover any additional shares of Class A Common Stock which become issuable under the Science Applications International Corporation 401(k) Profit Sharing Plan, the Employee Stock Retirement Plan; the Restated 1984 Bonus Compensation Plan; the Stock Compensation Plan and Management Stock Compensation Plan; the Key Executive Stock Deferral Plan; the 2004 Employee Stock Purchase Plan; the 1999 Stock Incentive Plan; the AMSEC Employees 401(k) Profit Sharing Plan; and the Telcordia Technologies 401(k) Savings Plan (collectively "Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of the outstanding shares of Registrant's Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plans. This registration statement covers, in addition to the number of shares of Class A Common Stock stated above, options awarded under the 1999 Stock Incentive Plan and other rights to purchase or acquire the shares of Class A Common Stock covered by the prospectus.

(2)
The proposed maximum offering price per share is estimated in accordance with Rule 457(h) under the Securities Act and was determined using the formula price (as defined in the prospectus which is a part of this registration statement) of Registrant's Class A Common Stock on the date hereof.

EXPLANATORY NOTE

        This Registration Statement on Form S-8 registers 2,936,644 shares of Class A common stock of Science Applications International Corporation that may be purchased or issued upon the exercise of options or awards that have been or may be granted under the Restated 1984 Bonus Compensation Plan; and the 1999 Stock Incentive Plan; or may be issued and delivered to a trustee or agent for the benefit of employees under the Science Applications International Corporation 401(k) Profit Sharing Plan; the Employee Stock Retirement Plan; the Stock Compensation Plan and Management Stock Compensation Plan; the Key Executive Stock Deferral Plan; the 2004 Employee Stock Purchase Plan; the AMSEC Employees 401(k) Profit Sharing Plan; and the Telcordia Technologies 401(k) Savings Plan (collectively "Plans").

        The contents of the Registrant's Registration Statements on Form S-8 (File No. 333-108286) filed on August 28, 2003, (File No. 333-98979) filed on August 30, 2002 and (File No. 333-71764) filed on October 17, 2001 (the "Earlier Registration Statements") are hereby incorporated by reference pursuant to Instruction E of Form S-8. This Registration Statement combined with the Earlier Registration Statements registers an aggregate of 84,361,026 shares of the Registrant's Class A common stock as follows: 1,000,000 shares under the Science Applications International Corporation 401(k) Profit Sharing Plan; 4,000,000 shares under the Employee Stock Retirement Plan; 7,900,000 shares under the Restated 1984 Bonus Compensation Plan; 2,000,000 shares under the Stock Compensation Plan and Management Stock Compensation Plan collectively; 2,000,000 shares under the Key Executive Stock Deferral Plan; 1,000,000 shares under the 2004 Employee Stock Purchase Plan; 65,361,026 shares under the 1999 Stock Incentive Plan; 100,000 shares under the AMSEC Employees 401(k) Profit Sharing Plan; and 1,000,000 shares under the Telcordia Technologies 401(k) Savings Plan.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.		Description of Exhibit	Incorporated by Reference From
4	(a)*	Article FOURTH of the Registrant's Restated Certificate of Incorporation
5	(a)*	Opinion of Douglas E. Scott, Esq.
5	(b)	Internal Revenue Service determination letter dated October 3, 2001, relating to the Registrant's Employee Stock Retirement Plan	Exhibit 5(b) to Registrant's Form S-8 filed with the SEC on August 30, 2002 (SEC File No. 333-98979) ("August 2002 S-8")
5	(c)	Internal Revenue Service determination letter dated October 3, 2001, relating to the Registrant's Cash or Deferred Arrangement	Exhibit 5(c) to Registrant's August 2002 S-8
5	(d)	Internal Revenue Service determination letter dated November 9, 2001, relating to the AMSEC Employees 401(k) Profit Sharing Plan	Exhibit 5(d) to Registrant's August 2002 S-8
5	(e)	Internal Revenue Service determination letter dated February 24, 1999, relating to the Telcordia Technologies, Inc, (formerly Bell Communications Research Inc.) Savings Plan	Exhibit 5(e) to Registrant's August 2002 S-8
23	(a)*	Consent of Douglas E. Scott, Esq. (contained in Exhibit 5(a) hereto)
23	(b)*	Consent of Independent Registered Public Accounting Firm

*
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 21, 2004.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
By	/s/ K.C. DAHLBERG K.C. Dahlberg Chief Executive Officer, President and Chairman of the Board

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENT, that each individual, including representatives of the various Plans, whose signature appears below constitutes and appoints D.E. Scott and T.E. Darcy power of substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ K.C. DAHLBERG K.C. Dahlberg	Chairman of the Board and Principal Executive Officer	September 21, 2004
/s/ T.E. DARCY T.E. Darcy	Principal Financial Officer	September 21, 2004
/s/ P.N. PAVLICS P.N. Pavlics	Principal Accounting Officer	September 21, 2004
/s/ D.P. ANDREWS D.P. Andrews	Director	September 21, 2004

/s/ W.H. DEMISCH W.H. Demisch	Director	September 21, 2004
/s/ M.J. DESCH M.J. Desch	Director	September 21, 2004
/s/ W.A. DOWNING W.A. Downing	Director	September 21, 2004
/s/ J.A. DRUMMOND J.A. Drummond	Director	September 21, 2004
/s/ D.H. FOLEY D.H. Foley	Director	September 21, 2004
/s/ J.E. GLANCY J.E. Glancy	Director	September 21, 2004
/s/ A.K. JONES A.K. Jones	Director	September 21, 2004
/s/ H.M.J. KRAEMER, JR. H.M.J. Kraemer, Jr.	Director	September 21, 2004
/s/ C.B. MALONE C.B. Malone	Director	September 21, 2004
/s/ S.D. ROCKWOOD S.D. Rockwood	Director	September 21, 2004
/s/ E.J. SANDERSON, JR. E.J. Sanderson, Jr.	Director	September 21, 2004

/s/ R. SNYDERMAN R. Snyderman	Director	September 21, 2004
/s/ R.I. WALKER R.I. Walker	Director	September 21, 2004
/s/ J.P. WALKUSH J.P. Walkush	Director	September 21, 2004
/s/ J.H. WARNER, JR. J.H. Warner, Jr.	Director	September 21, 2004
/s/ A.T. YOUNG A.T. Young	Director	September 21, 2004

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the Science Applications International Corporation 401(k) Profit Sharing Plan (formerly known as Cash or Deferred Arrangement) has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on September 21, 2004.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION 401(K) PROFIT SHARING PLAN
By	/s/ LUCY K. MOFFITT
Lucy K. Moffitt, Member Retirement Plans Committee

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the Employee Stock Retirement Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned thereunto duly authorized, in the City of San Diego, State of California on September 21, 2004.

EMPLOYEE STOCK RETIREMENT PLAN
By	/s/ LUCY K. MOFFITT
Lucy K. Moffitt, Member Retirement Plans Committee

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the Restated 1984 Bonus Compensation Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on September 21, 2004.

RESTATED 1984 BONUS COMPENSATION PLAN
By	/s/ E.J. SANDERSON, JR.
E.J. Sanderson, Jr., Chair Compensation Committee

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the Stock Compensation Plan and Management Stock Compensation Plan has duly caused this Registration

Statement to be signed on behalf of such plans by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on September 21, 2004.

STOCK COMPENSATION PLAN AND MANAGEMENT STOCK COMPENSATION PLAN
By	/s/ THOMAS E. DARCY
Thomas E. Darcy, Member Non-Qualified Plans Committee

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the Key Executive Stock Deferral Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on September 21, 2004.

KEY EXECUTIVE STOCK DEFERRAL PLAN
By	/s/ THOMAS E. DARCY
Thomas E. Darcy, Member Non-Qualified Plans Committee

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the 2004 Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on September 21, 2004.

2004 EMPLOYEE STOCK PURCHASE PLAN
By	/s/ WILLIAM A. ROPER, JR.
William A. Roper, Jr., Member Employee Stock Purchase Plan and Trust Committee

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the 1999 Stock Incentive Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on September 21, 2004.

1999 STOCK INCENTIVE PLAN
By	/s/ E.J. SANDERSON, JR.
E.J. Sanderson, Jr., Chair Compensation Committee

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the AMSEC Employees 401(k) Profit Sharing Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of Virginia Beach, State of Virginia on September 21, 2004.

AMSEC EMPLOYEES 401(K) PROFIT SHARING PLAN
By	/s/ JOANNE BROOKS
Joanne Brooks, Chair Compensation Committee

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the Telcordia Technologies 401(k) Savings Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on September 21, 2004.

TELCORDIA TECHNOLOGIES 401(K) SAVINGS PLAN
By	/s/ LUCY K. MOFFITT
Lucy K. Moffitt, Member Retirement Plans Committee

EXHIBIT INDEX

Exhibit No.		Description of Exhibit	Incorporated by Reference From
4	(a)*	Article FOURTH of the Registrant's Restated Certificate of Incorporation
5	(a)*	Opinion of Douglas E. Scott, Esq.
5	(b)	Internal Revenue Service determination letter dated October 3, 2001, relating to the Registrant's Employee Stock Retirement Plan	Exhibit 5(b) to Registrant's Form S-8 filed with the SEC on August 30, 2002 (SEC File No. 333-98979) ("August 2002 S-8")
5	(c)	Internal Revenue Service determination letter dated October 3, 2001, relating to the Registrant's Cash or Deferred Arrangement	Exhibit 5(c) to Registrant's August 2002 S-8
5	(d)	Internal Revenue Service determination letter dated November 9, 2001, relating to the AMSEC Employees 401(k) Profit Sharing Plan	Exhibit 5(d) to Registrant's August 2002 S-8
5	(e)	Internal Revenue Service determination letter dated February 24, 1999, relating to the Telcordia Technologies, Inc, (formerly Bell Communications Research Inc.) Savings Plan	Exhibit 5(e) to Registrant's August 2002 S-8
23	(a)*	Consent of Douglas E. Scott, Esq. (contained in Exhibit 5(a) hereto)
23	(b)*	Consent of Independent Registered Public Accounting Firm

*
Filed herewith

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SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX